UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

GLOBUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403-5214
(Address of principal executive offices) (Zip Code)

(610) 930-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	GMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 3, 2025 (the “Closing Date”), Globus Medical, Inc., a Delaware corporation (“Globus”), completed the previously announced merger of Palmer Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Globus (“Merger Sub”), with and into Nevro Corp., a Delaware corporation (“Nevro”) (the “Merger”), with Nevro surviving the Merger as a wholly owned subsidiary of Globus. The Merger was effectuated pursuant to the Agreement and Plan of Merger, dated as of February 6, 2025 (the “Merger Agreement”), by and among Globus, Merger Sub and Nevro, as previously disclosed by Globus on February 6, 2025, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the issued and outstanding shares of Nevro’s common stock, par value $0.001 per share (each, a “Nevro Share”), other than any Nevro Shares owned immediately prior to the Effective Time by Globus, Merger Sub or Nevro or by any direct or indirect wholly owned subsidiary of Globus, Merger Sub or Nevro was canceled and extinguished and automatically converted into the right to receive $5.85 per Nevro Share in cash (the “Merger Consideration”), without interest and subject to any applicable withholding taxes.

In addition, effective as of immediately prior to the Effective Time, (i) each outstanding Nevro stock option, whether vested or unvested, was automatically cancelled and terminated without consideration; (ii) each outstanding Nevro restricted stock unit, excluding Nevro PSU Awards (as defined below) (each, a “Nevro RSU Award”) was automatically cancelled and terminated and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of Nevro Shares underlying such Nevro RSU Award immediately prior to the Effective Time multiplied by (B) the Merger Consideration, subject to any applicable withholding taxes; (iii) each outstanding Nevro restricted stock unit subject to performance-based vesting or forfeiture conditions (each, a “Nevro PSU Award”) was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of Nevro Shares subject to such Nevro PSU Award, determined assuming that the applicable performance goals have been achieved at the greater of target and actual level of performance as determined by the Compensation Committee of Nevro’s Board of Directors in its discretion multiplied by (B) the Merger Consideration, less any applicable withholding taxes; and (iv) the warrant to purchase common stock of Nevro (the “Warrant”) held by Braidwell Transaction Holdings LLC - Series 4 (“Braidwell”) was automatically converted into the right for Braidwell to receive an amount in cash equal to the Black-Scholes value of the Warrant, as determined using parameters specified in the Warrant, and such amount was paid to Braidwell following the Effective Time.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Globus with the SEC on February 6, 2025, and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 3, 2025, Globus issued a press release announcing the closing of the Merger. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of February 6, 2025, by and among Nevro Corp., Globus Medical, Inc. and Palmer Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Globus’s Current Report on Form 8-K filed on February 6, 2025).*

99.1	Press Release, dated April 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated: April 3, 2025	By:	/s/ Keith Pfeil
Keith Pfeil
Chief Financial Officer Chief Operating Officer Chief Accounting Officer Executive Vice President (Principal Financial Officer)